Exhibit 99.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Common Goal Health care Pension and Income Fund L.P. II, a Delaware limited partnership (the "Company"), on Form 10-KSB for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Albert E. Jenkins II, Chief Executive Officer and Chie Financial Officer of Common Goal Health Care Pension and Income Fund L.P. II, the managing general partner of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                         By: /s/Albert E. Jenkins III
                         ----------------------------
                         Albert E. Jenkins III
                         Chief Executive Officer and Chief Financial Officer Common Goal Capital Group, Inc. II ,
                         Managing General Partner
                         Common Goal Health Care Pension and Income Fund L.P. II

                         March 31, 2003


A signed original of this written statement required by Section 906 has been provided to Common Goal Health care Pension and Income Fund L.P. II and will be retained by Common Goal Health care Pension and Income Fund L.P. II and furnished to the Securities and Exchange commission or its staff upon request.